
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Select L.P. and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                     201,633,502
<SECURITIES>                                         0
<RECEIVABLES>                                4,787,286<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             217,452,195<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               217,452,195<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             9,164,730<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,600,117
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (1,435,387)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (1,435,387)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (1,435,387)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $614,725 and
subscriptions receivable of $4,172,561.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $10,625,031 and net option premiums of $406,376.
<F3>Liabilities include redemptions payable of $996,957, accrued brokerage fees of $1,273,562 and accrued management fees of $526,991.
<F4>Total revenue includes realized trading revenue of $3,393,720, net change in unrealized of $2,189,977 and interest income of $3,581,033.

